Exhibit 10.2

Amendment

Dated as of March 25, 2016

to

Senior Convertible Note Purchase Agreement

Reference is made to that certain Senior Convertible Note Purchase Agreement (the “Agreement”), dated as of February 29, 2016, among Coherus BioSciences, Inc., a Delaware corporation (the “Company”), the Guarantors named therein and the Investors named therein, and the 8.2% Senior Convertible Notes due 2022 (the “Notes”) issued pursuant to the Agreement.  Capitalized terms used in this Amendment without definition have the respective meanings given to them in the Agreement.

WHEREAS, the HCR Investor is the registered Holder of a Note (Certificate No. A-1) having an aggregate principal amount of $75,000,000, which represents a majority in aggregate principal amount of the outstanding Notes;

WHEREAS, pursuant to Section 3.05 of the Agreement, the HCR Investor has requested that the Company register the transfer of (i) $5,246,835.75 aggregate principal amount of such Note to HCRP Overflow Fund, L.P., Series A; (ii) $19,753,164.25 aggregate principal amount of such Note to HCRP Overflow Fund, L.P., Series B; and (iii) $12,500,000.00 aggregate principal amount of such Note to MOLAG HealthCare Royalty, LLC (such transferees, collectively, the “Transferees,” and such transfers, collectively, the “Proposed Transfers”).

WHEREAS, the HCR Investor and the Transferees have executed and delivered today a transfer instrument and representation letters in connection with the Proposed Transfers, as contemplated by the last paragraph of Section 3.05 of the Agreement;

WHEREAS, Section 3.03 of the Agreement and the terms of the Notes provide that the Notes are issuable only in denominations of $1,000 and any integral multiple of $1,000 in excess thereof;

WHEREAS, to effect the Proposed Transfers, the HCR Investor has requested that the Agreement and the terms of the Notes be amended to permit the Notes to be issued in denominations other than $1,000 and integral multiples of $1,000; and

WHEREAS, Section 13.01 of the Agreement permits the Agreement and the Notes to be amended in certain circumstances pursuant to a writing executed by the Company, the Guarantors and the Holders of a majority in aggregate principal amount of the outstanding Notes.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Agreement and each outstanding Note are hereby amended pursuant to Section 13.01 of the Agreement as follows:

Section 1.Section 3.03 of the Agreement is amended in its entirety to read as follows:

Section 3.03Denominations.  The Notes shall be issuable only in registered form without coupons.

Section 2.The penultimate paragraph of the first page of the form of reverse of Note in Exhibit A to the Agreement, and the corresponding paragraph in each certificate representing an outstanding Note, is amended in its entirety to read as follows:

Denominations.  The Notes shall be issuable only in registered form without coupons.

Section 3.Each provision of the Agreement or any Note that directly or indirectly provides that a Note may be surrendered (including, without limitation, for conversion, transfer, exchange, repurchase or otherwise) only in a principal amount that is $1,000 or any integral multiple of $1,000 in excess thereof will be deemed to provide that such Note may be so surrendered in any principal amount.

Section 4.Each certificate representing any Note issued pursuant to the Agreement on or after the date of this Amendment will contain terms that are consistent with this Amendment.

Except as expressly provided in this Amendment, this Amendment will be subject to the provisions of the Agreement (including, without limitation, Sections 14.05, 14.06, 14.07, 14.08, 14.12, 14.14 and 14.15 of the Agreement, which will apply to this Amendment as if the same were reproduced in this Amendment), and the Agreement, as amended by this Amendment, is hereby ratified as if the provisions of this Amendment were reproduced therein.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

COHERUS BIOSCIENCES, INC.,
as the Company

By:	/s/ Dennis M. Lanfear
Name:	Dennis M. Lanfear
Title:	President and Chief Executive Officer

INTEKRIN THERAPEUTICS INC.,
as a Guarantor

By:	/s/ Dennis M. Lanfear
Name:	Dennis M. Lanfear
Title:	President and Chief Executive Officer

COHERUS INTERMEDIATE CORP.,
as a Guarantor

By:	/s/ Dennis M. Lanfear
Name:	Dennis M. Lanfear
Title:	President and Chief Executive Officer

HEALTHCARE ROYALTY PARTNERS III, L.P.
as Holder

By:	HEALTHCARE ROYALTY GP III, LLC,
its General Partner

By:	/s/ Todd Davis
Name:	Todd Davis
Title:	Founding Managing Partner